Execution Version
SECURITIES ISSUANCE AGREEMENT
THIS SECURITIES ISSUANCE AGREEMENT (this “Agreement”), is made as of September 8, 2026, by and between D-Wave Quantum Inc., a Delaware corporation (the “Company”), and the United States Department of Commerce (the “Department”).
WHEREAS, the Department and the Company are parties to that certain Other Transaction Agreement, dated September 4, 2026 (the “Award Agreement”), setting forth, among other things, certain terms and conditions pursuant to which the Department agreed to issue to the Company an award (the “Award”) administered pursuant to the CHIPS Act; and
WHEREAS, in order to induce the Department to enter into the Award Agreement, the Company has agreed, subject to the terms and conditions set forth herein, to issue to the Department such number of Shares (as defined below) set forth in Item 1 of Exhibit A.
NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:
1.Issuance.
1.1Issuance of Shares.
(a)[Reserved.]
(b)Subject to the terms and conditions of this Agreement, the Company agrees to issue to the Department, and the Department agrees to accept such issuance, at the Closing (as defined below) that number of shares of the common stock, $0.0001 par value per share, of the Company (“Common Stock”), set forth in Item 1 on Exhibit A at an issuance price of $14.093 per share. The shares of Common Stock issued to the Department pursuant to this Agreement shall be referred to in this Agreement as the “Shares.”
1.2Closing; Delivery.
(a)The Closing. The issuance contemplated by Section 1 shall take place remotely via the exchange of documents and signatures, on the date of this Agreement at such time as is mutually agreed upon, orally or in writing, by the Company and the Department (the consummation of such issuance being designated as the “Closing”).
(b)Company Closing Obligations. At the Closing, the Company shall:
(i)issue to the Department (or its nominee) the Shares, free and clear of all Liens (other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by the Department), and deliver to the Department, as promptly as practicable, and in any event within three (3) Business Days, evidence reasonably satisfactory to the Department of the issuance of such Shares in the name of the Department (or its nominee) in book entry form on the books of the Company’s transfer agent;
Certain identified information has been excluded from this exhibit in accordance with Item 601(a)(5) of Regulation S-K because it (i) is not material and (ii) is the type that the registrant treats as private or confidential. Redacted information is marked with a [***].

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(ii)deliver to the Department a duly executed legal opinion from Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, dated as of the date hereof, addressed to the Department and in substantially the form attached hereto as Exhibit C;
(iii)deliver to the Department a certificate from the Secretary of the Company addressed to the Department, certifying (A) the certificate of incorporation and bylaws of the Company as in effect at the Closing; (B) a good standing certificate of the Company, as of a recent date prior to the Closing; (C) the incumbency of the officers authorized to act on behalf of the Company in connection with the Award Agreement and the Transaction Agreements; and (D) resolutions of the Board of Directors approving the issuance of the Shares, the Transaction Agreements and the transactions contemplated under the Transaction Agreements;
(iv)reimburse the Department, by wire transfer of immediately available funds, the reasonable and documented outstanding out-of-pocket expenses incurred by the Department at or prior to Closing in accordance with Section 4.8; and
(v)pay directly to counsel for the Department, by wire transfer of immediately available funds, all reasonable and documented outstanding fees, charges and disbursements of such counsel incurred at or prior to the Closing in accordance with Section 4.8. No later than three Business Days prior to the Closing, the Department shall deliver to the Company a written statement setting forth in reasonable detail the expenses to be reimbursed pursuant to Section 1.2(b)(iv) and this Section 1.2(b)(v) and, together with supporting documentation therefor and wire transfer instructions for the account to which such reimbursement shall be made.
1.3Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.
(a)“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
(b)“Award Period” means the period from the date of this Agreement until the earliest of (i) the Company having used the full amount of the Award on Eligible Project Costs, (ii) the end of the Period of Performance (as defined in the Award Agreement, as the same may be extended or otherwise modified in accordance with the terms of the Award Agreement), and (iii) the early termination of the Award Agreement in accordance with its terms.
(c)“Board of Directors” means the Company’s Board of Directors.
(d)“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close; provided that banking institutions shall be deemed to be generally open for business in the event of a “shelter in place” or similar closure of physical branch locations at the direction of any Governmental Authority if such banks’ electronic funds transfer system (including wire transfers) are open for use by customers on such day. Unless otherwise specified herein, if any date on which action is required or any deadline set forth herein falls on a day that is not a Business Day, such date of deadline will be extended to the next succeeding Business Day.

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(e)“CHIPS Act” means the Creating Helpful Incentives to Produce Semiconductors for America of the William M. (Mac) Thornberry National Defense Authorization Act for Fiscal Year 2021 (Pub. L. 116-283), as amended by the CHIPS Act of 2022 (Division A of Pub. L. 117-167).
(f)“Competitor” means any current or prospective competitor of the Company that is reasonably identified in writing on the Company’s competitor list delivered to and approved by the Department; provided that if the Company delivers an updated competitor list to the Department and it fails to object within 30 days, then the update to the competitor list will be deemed approved by the Department.
(g)“DGCL” means the Delaware General Corporation Law.
(h)“Eligible Project Costs” has the meaning set forth in the Award Agreement.
(i)“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
(j)“Governance Documents” means, with respect to any Person, all organizational documents and other documents relating to the governance, management or control of such Person (including any certificate of formation, certificate of incorporation, certificate of partnership, bylaws, charters, operating agreements, partnership agreements, side letters, limited liability company agreements, shareholder agreements, and all other governance documents).
(k)“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
(l)“Holder” means the Department and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 3.8(g).
(m)“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, transfer restriction, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
(n)“Material Adverse Effect” has the meaning set forth in the Award Agreement.

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(o)“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
(p)“Registrable Securities” means the Shares and any equity securities issued or issuable with respect to the Shares as a result of the conversion, exercise or exchange of the Shares, or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization; provided, that once issued, such securities will cease to be Registrable Securities when (A) they are sold pursuant to an effective registration statement under the Securities Act, (B) they are eligible to be sold pursuant to Rule 144 without limitation thereunder on volume, manner of sale, or any other restriction under Rule 144, and the restrictive legend on the certificate or book-entry notation representing such securities has been removed (or, in the case of uncertificated securities, the Company has instructed its transfer agent in writing to remove any stop-transfer or similar notation), (C) they shall have ceased to be outstanding, or (D) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at any one time.
(q)“Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to Section 3.8 (whether or not any registration or prospectus becomes effective or final) or in otherwise complying with its obligations under Section 3.8, including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred in connection with any “road show,” the reasonable fees and disbursements of one counsel to the Holders participating in such registration (which counsel shall be selected by the Holders of a majority of the Registrable Securities included in such registration), and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses.
(r)“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(s)“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of the Department’s counsel included in Registration Expenses).
(t)“Shelf Registration Statement” means a registration statement on an appropriate form under Rule 415 under the Securities Act, or an amendment to, or a prospectus supplement filed under, any shelf registration statement that has previously been filed.
(u)“Special Registration” means the registration of (i) equity securities or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (ii) shares of equity securities or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or its Subsidiaries or in connection with dividend reinvestment plans.

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(v)“Subsidiary” means, with respect to a Person, a corporation, partnership, trust, joint venture, limited liability company, association, or other business entity of which a majority of the equity interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time owned, or the management of which is controlled, directly, or indirectly through one or more intermediaries, by such Person.
(w)“Transaction Agreements” means this Agreement and the Award Agreement.
2.Representations and Warranties of the Company. The Company hereby represents and warrants to the Department that, except as set forth on the Disclosure Schedule attached as Exhibit B to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 2, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections.
For purposes of these representations and warranties (other than those in Sections 2.2, 2.3, 2.4, 2.5 and 2.6), the term the “Company” shall include the Subsidiaries of the Company, unless otherwise noted herein.
2.1Organization, Good Standing, Corporate Power and Qualification. The Company (a) is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) is duly qualified to do business in each jurisdiction where the failure to so qualify could reasonably be expected to have a Material Adverse Effect; and (c) has all requisite power and authority to (i) own or hold under lease and operate the property it purports to own or hold under lease; and (ii) carry on its business as now being conducted and as proposed to be conducted in respect of the Project (as defined in the Award Agreement). The Company has made available to the Department true, accurate and complete copies of each of the Governance Documents of the Company.
2.2Capitalization.
(a)The authorized capital stock of the Company consists, immediately prior to the Closing, of:
(i)675,000,000 shares of Common Stock, 372,530,695 shares of which are issued and outstanding.
(ii)20,000,000 shares of Preferred Stock, no shares of which are issued and outstanding. The rights, privileges and preferences of the Preferred Stock are as stated in the Company’s amended and restated certificate of incorporation (“Certificate of Incorporation”) and as provided by the DGCL.
(iii)All of the outstanding shares of capital stock have been duly authorized, are fully paid and non-assessable and were issued in compliance with all applicable

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federal and state securities laws. No such shares of capital stock are subject to any preemptive rights (nor were they issued in violation of any preemptive rights).
(b)The Company has reserved 49,987,442 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2020 Equity Incentive Plan and its 2022 Equity Incentive Plan, in the case of the 2020 Equity Incentive Plan, approved by the board of directors of D-Wave Systems Inc. and in the case of the 2022 Equity Incentive Plan duly adopted by the Board of Directors and approved by the Company stockholders (the “Stock Plan”). Of such reserved shares of Common Stock, (i) 8,887,256 shares have been reserved for issuance pursuant to outstanding restricted stock unit awards, (ii) options to purchase 2,785,925 shares have been granted and are currently outstanding, and (iii) 38,314,261 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan, all of which remain uncommitted and unallocated. The Company has publicly filed as exhibits to its filings with the Securities and Exchange Commission (the “SEC”) complete and accurate copies of the Stock Plan and forms of agreements used thereunder with the Company’s Annual Report on Form 10-K, filed with the SEC on February 26, 2026.
(c)As of the close of business on the Business Day prior to the Closing, Section 2.2(c) of the Disclosure Schedule sets forth all outstanding options, warrants, convertible securities, rights (including conversion or preemptive rights, rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exercisable or exchangeable for shares of Common Stock or Preferred Stock.
(d)No preemptive or similar participation rights are applicable to the issuance of the Shares covered by this Agreement.
2.3Subsidiaries. Section 2.3 of the Disclosure Schedule sets forth each Subsidiary of the Company and the percentage of the equity interests thereof owned, directly or indirectly, by the Company. Other than the Subsidiaries set forth on Section 2.3 of the Disclosure Schedule, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.
2.4Authorization; No Conflict. All corporate action required to be taken by the Board of Directors and the Company’s stockholders in order to authorize the Company to enter into the Transaction Agreements and issue the Shares, has been taken. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Shares has been taken. Neither the Company’s execution and delivery thereof, nor its consummation of the transactions contemplated by the Transaction Agreements, nor its compliance with the terms of this Agreement or any other Transaction Agreement (i) contravenes its organizational documents or any applicable laws in any material respects; (ii) contravenes or results in any breach or constitutes any default under any material governmental judgment; (iii) contravenes or result in any breach or constitute any default under any material agreement or instrument to which it is a party; or (iv) requires the consent or approval of any person other than any consents or approvals that have been obtained and are in full force and effect.

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2.5Legality; Validity; Enforceability. Each Transaction Agreement to which the Company is (or will be when executed) a party constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other applicable laws affecting creditors’ rights generally and by general principles of equity.
2.6Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of all Liens (other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by the Department). Subject to the filings described in Section  2.7 below, the Shares will be issued in compliance with all applicable federal and state securities laws. The Shares have been duly reserved for issuance out of the Company’s existing authorized capital stock, and will be issued in accordance with the terms of the Company’s Certificate of Incorporation.
2.7Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (a) the filing of a Current Report on Form 8-K required to be filed with the SEC, (b) such filings or approvals as are required pursuant to applicable state securities or blue sky laws, (c) such filings as required by Section 3.8, and (d) the filing of an additional listing application form with the Exchange, each of which has been made or will be made in a timely manner.
2.8Reports.
(a)Since January 1, 2025, the Company has timely filed all reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that it was required to file with any Governmental Authority (the foregoing, collectively, the “Company Reports”) and has paid all fees and assessments due and payable in connection therewith, except, in each case, as would not, individually or in the aggregate, reasonably be expected to be material to the Company. As of their respective dates of filing, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Authority. In the case of each such Company Report filed with or furnished to the SEC, such Company Report (i) did not, as of its date or if amended prior to the date hereof, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (ii) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. With respect to all other Company Reports, the Company Reports were complete and accurate in all material respects as of their respective dates. No executive officer of the Company or any Subsidiary has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.

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(b)The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(c)The financial statements of the Company and its consolidated Subsidiaries included or incorporated by reference in the Company Reports filed with the SEC since January 1, 2025, present fairly in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein. Such financial statements (i) were prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis (except as may be noted therein); (ii) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries; and (iii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.
2.9Offering of Securities. Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Shares under the Securities Act, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder), which might subject the issuance of any of the Shares to the Department pursuant to this Agreement to the registration requirements of the Securities Act.
2.10Anti-Takeover Provisions and Rights Plan. The Company and the Board of Directors have taken all necessary action to ensure that the transactions contemplated by this Agreement and the other Transaction Agreements, including the issuance of the Shares are exempt from any anti-takeover or similar provisions of the Company’s Governance Documents, and any other provisions of any applicable “moratorium”, “control share”, “fair price”, “interested stockholder” or other anti-takeover laws and regulations of any jurisdiction. The Company has no stockholders’ rights plan and will take any necessary action to render any future stockholders’ rights plan of the Company inapplicable to this Agreement and the consummation of the transactions contemplated hereby and thereby. The Company and the Board of Directors warrant that neither the Company nor the Board of Directors shall, at any time following the date hereof, take any action, adopt any resolution, amend or modify the Company's Governance Documents, adopt or implement any stockholders’ rights plan, or take or permit any other action that would cause the issuance of the Shares or any of the transactions contemplated by this Agreement or the other Transaction Agreements to become subject to, or fail to be exempt from, any anti-takeover or similar provisions, including any “moratorium”, “control share”, “fair price”, “interested stockholder” or other anti-takeover laws or regulations of any jurisdiction, or any stockholders’ rights plan, in each case that was not applicable to such issuance or transactions as of the date hereof.

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2.11Brokers and Finders. No broker, finder or investment bank is entitled to any financial advisory, brokerage, finder’s or other fee or commission in connection with this Agreement or the Shares or the transactions contemplated hereby based upon arrangements made by or on behalf of the Company for which the Department could have any liability.
2.12Exchange Listing. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on The Nasdaq Stock Market LLC (the “Exchange”), and the Company has taken no action designed to, or which is reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange, nor has the Company received any written notification from the SEC or, since January 1, 2025, the Exchange (or the Company’s prior trading market, The New York Stock Exchange) with respect to the termination of such registration or delisting. The Company is in compliance with applicable continued listing requirements of the Exchange in all material respects.
2.13Disclosure. The Company has made available to the Department all the information in the Company’s possession or reasonably available to the Company that the Department has requested for deciding whether to acquire the Shares. To the Company’s knowledge, no representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to the Department at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that the Company has not delivered to the Department, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.
3.Additional Agreements.
3.1Investment Purposes. The Department acknowledges that the Shares have not been registered under the Securities Act or under any state securities laws. The Department (a) is acquiring the Shares pursuant to an exemption from registration under the Securities Act solely for investment without a view to sell and with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws; (b) will not sell or otherwise dispose of any of the Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws; and (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Shares and of making an informed investment decision.
3.2Legends. The Department agrees that all certificates or other instruments representing the Shares will bear a legend substantially to the following effect:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.”

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In the event that any Shares (a) become registered under the Securities Act or (b) are eligible to be transferred without restriction in accordance with Rule 144 or another exemption from registration under the Securities Act (other than Rule 144A), the Company, upon request of the Department, shall issue or cause to be recorded new certificates or book-entry notations representing such Shares, which shall not contain the legend above; provided, that the Department surrenders to the Company or its transfer agent any previously issued certificates or other instruments and provides a written representation that the Department is requesting such removal in connection with a sale.
3.3Certain Transactions. The Company will not merge or consolidate with, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party (or its ultimate parent entity), as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant, agreement and condition of this Agreement to be performed and observed by the Company.
3.4Transfers. Subject to compliance with applicable securities laws and the remainder of this Section 3.4, the Department shall be permitted to transfer, sell, assign or otherwise dispose of (“Transfer”) all or a portion of the Shares at any time, and the Company shall take all commercially reasonable steps as may be reasonably requested by the Department to facilitate the Transfer of the Shares; provided that (a) the aggregate number of Shares the Department may Transfer without the prior written consent of the Company shall be limited to that number of Shares equal to (i) the total number of Shares issued to the Department pursuant to this Agreement (as adjusted to reflect any stock split, reverse stock split, stock dividend, combination, reclassification, recapitalization or other similar event affecting the Shares after the Closing), multiplied by (ii) a percentage equal to (A) as of the date of such Transfer, the aggregate amount of Award funds that the Company has withdrawn from ASAP (as defined in the Award Agreement) minus the aggregate amount of Award funds that the Company has returned to ASAP in accordance with the Award Agreement divided by (B) the maximum total amount of the Award set forth in the Award Agreement; and (b) the Department shall not Transfer the Shares (i) during the period commencing upon the Department’s delivery of written notice to the Company of the Department’s termination of the Award Agreement for convenience pursuant to Article XI.A thereof and ending 150 days following the end of the Award Period, or, if the Company provides written notice of exercise delivered to the Department in accordance with Section 3.9 hereof, upon the expiration of the Repurchase Closing Period (as defined below), or (ii) in a privately negotiated transaction to (A) any Competitor or (B) any transferee whose ownership of the Shares would (or could reasonably be expected to) cause the Company to violate any provision under the Award Agreement. As a condition precedent to any Transfer of the Shares by the Department in a privately negotiated transaction, any transferee receiving the Shares in accordance with the terms set forth above must agree to be bound by the terms of the Transaction Agreements by executing and delivering a joinder to the Transaction Agreements.

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3.5Voting Restrictions for U.S. Governmental Entities. To the extent any Shares issued to the Department hereunder carry any voting rights (collectively, “Voting Shares”), the Department agrees that, for so long as a U.S. governmental entity or instrumentality or department or agency thereof, or an entity in which the U.S. government has a majority and controlling ownership interest (collectively, “U.S. Governmental Entities”), owns any such Voting Shares, that such U.S. Governmental Entity shall not be entitled to vote any such Voting Shares at any annual or special meeting of stockholders of the Company or execute or deliver any written consent in its capacity as a holder of such Voting Shares to the greatest extent possible consistent with applicable laws, except with respect to (a) any matter on which such U.S. Governmental Entity is entitled to vote pursuant to applicable law (including by way of illustration Section 242(b)(2) of the DGCL) that would or would have the effect of increasing or decreasing the aggregate number of authorized shares of such class applicable to such Voting Shares, increasing or decreasing the par value of the shares of such class applicable to such Voting Shares, or altering or changing the powers, preferences, or special rights of the shares of such class applicable to such Voting Shares so as to affect them adversely, or (b) any merger, consolidation or similar business combination involving the Company. For the avoidance of doubt, any transferee of such Voting Shares that is not a U.S. Governmental Entity shall have the full right to vote, or act by written consent with respect to, such equity interests. This Section 3.5 shall terminate and be of no further force and effect at such time that no U.S. Governmental Entity owns any such Voting Shares.
3.6Exchange Listing Notification. As promptly as practicable following the execution of this Agreement (and in any event within the time period required by the applicable rules of the Exchange), the Company shall file with the Exchange the applicable additional listing application or other required notice in connection with the issuance of the Shares.
3.7Information. With a view to making available to the Department the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use commercially reasonable efforts to: (a) make and keep adequate public information available, as those terms are understood and defined in Rule 144(c) or any similar or analogous rule promulgated under the Securities Act, at all times after the date hereof; (b)(i) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and the Exchange Act, and (ii) if at any time the Company is not required to file such reports, make available, upon the request of the Department, such information necessary to permit sales pursuant to Rule 144A (including the information required by Rule 144A(d)(4) under the Securities Act); (c) furnish to the Department or holder of Registrable Securities forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act and Rule 144(c)(1); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Department or such holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities to the public without registration; and (d) take such further action as the Department or such holder may reasonably request, all to the extent required from time to time to enable the Department or such holder to sell Registrable Securities without registration under the Securities Act. If the Registrable Securities are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act, then at the Department’s request, the Company will cause its transfer agent to remove the legend set forth in Section 3.2. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Registrable Securities without any such legend; notwithstanding the foregoing, Company will not be required to deliver

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any such opinion, authorization, certificate or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of securities in violation of applicable law.
3.8Registration Rights.
(a)Registration. Subject to the terms and conditions of this Section 3.8, the Company shall use commercially reasonable efforts to file by the date that is six (6) months after the date of this Agreement (the “Filing Date”) a Shelf Registration Statement with the SEC covering the resale of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on Form S-1 or another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Holders) (the “Registration Statement”), and, to the extent the Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use commercially reasonable efforts to cause the Registration Statement to be declared or become effective and to keep the Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by refiling such Registration Statement (or a new Shelf Registration Statement) if the initial Registration Statement expires); provided, however, that the Company’s obligation to file a Shelf Registration Statement pursuant to this Section 3.8 shall be deemed satisfied if, as of the Filing Date, there exists a Shelf Registration Statement (including an Automatic Shelf Registration Statement (as defined in Rule 405 under the Securities Act)) previously filed by the Company that covers the resale of the Registrable Securities, and the Company files a prospectus supplement to such existing Shelf Registration Statement to register the resale of the Registrable Securities thereunder no later than the Filing Date (and references herein to the “Registration Statement” shall include any such existing Shelf Registration Statement, as supplemented). If the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) at the time of filing the Registration Statement with the SEC, the Registration Statement shall be designated as an Automatic Shelf Registration Statement. The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the forty-fifth (45th) calendar day (or ninetieth (90th) calendar day if the SEC notifies the Company that it will “review” the Registration Statement) following the Filing Date and (ii) the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. If any Holder intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 3.8(c); provided, that the Company shall not be required to facilitate more than one completed underwritten offering within any 12-month period and the Company shall not be required to facilitate an underwritten offering unless the total number of shares of Common Stock expected to be sold in such offering exceeds at least twenty percent (20%) of the total number of Shares issued under this Agreement. The lead underwriters in any such distribution shall be selected by the Holders of a majority of the Registrable Securities to be distributed and shall be reasonably acceptable to the Company. The Company shall not be required to effect a registration (including a resale of Registrable Securities from an effective Registration Statement): (A) prior to the Filing Date; (B) with respect to securities that are not Registrable Securities; or (C) if the Company has notified the Holders that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company or its securityholders for such registration to be effected at such time, in which event the Company shall have the right to defer such registration for a period of not more than forty-five (45) days after receipt of the request of the applicable Holder; provided, that such right to delay a registration shall be exercised by the Company (x) only if the Company has generally exercised (or is concurrently exercising) similar black-out

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rights against holders of any similar securities that have registration rights and (y) not more than three times in any 12-month period and not more than ninety (90) days in the aggregate in any 12-month period. The Company shall notify the Holders of the date of any anticipated termination of any such deferral period prior to such date.
(b)Piggyback Registration Rights. If during any period when an effective Shelf Registration Statement is not available, the Company proposes to register any of its equity securities, other than a registration pursuant to Section 3.8(a), a Special Registration or a registration related to an at-the-market offering program, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to the Department and all other Holders of its intention to effect such a registration (but in no event less than fifteen (15) days prior to the anticipated filing date) and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) Business Days after the date of the Company’s notice (a “Piggyback Registration”). Any Holder that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the lead managing underwriter, if any, on or before the fifth (5th) Business Day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 3.8(b) prior to the effectiveness of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. If, in connection with a Piggyback Registration that involves an underwritten offering, the lead managing underwriter advises the Company in writing that, in its or their opinion, the inclusion of all the securities sought to be included in such underwritten offering would adversely affect the probability of success, the proposed offering price, the timing or the distribution method thereof, then the Company shall include in such underwritten offering (and in the registration statement applicable to such Piggyback Registration) only such securities as the Company is so advised by such lead managing underwriter can be sold without such an effect, in the following order of priority: (1) if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of shares of equity securities to be sold by the Company as the Company, in its reasonable judgment, shall have determined, (B) second, a pro rata number of shares consisting of (x) Registrable Securities of the Holders and (y) shares held by any other persons having rights of registration on parity with the Holders with respect to such offering (in each case, based on the number of shares of equity securities properly requested to be included in such offering), and (C) third, shares of equity securities sought to be registered by holders not otherwise encompassed by clause (B) of this Section 3.8(b); or (2) if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, the Registrable Securities of the Holders and shares of equity securities sought to be registered by persons having rights of registration on parity with the Holders (pro rata on the basis of shares properly requested), (B) second, shares of equity securities to be sold by the Company, and (C) third, any remaining shares.
(c)Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 3.8 shall be borne by the Company. All Selling Expenses incurred in connection with any registrations pursuant to this Section 3.8 shall be borne by the Holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.

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(d)Obligations of the Company. The Company shall use commercially reasonable efforts, for so long as there are Registrable Securities outstanding, to take such actions as are under its control to not become an ineligible issuer (as defined in Rule 405 under the Securities Act) and to remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) if it has such status on the date hereof or becomes eligible for such status in the future. In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:
(i)Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement, subject to Section 3.8(e), keep such registration statement effective and keep such prospectus supplement current until the securities described therein are no longer Registrable Securities. The plan of distribution included in such registration statement, or applicable prospectus supplement, shall include, among other things, an underwritten offering, ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers, block trades, privately negotiated transactions, the writing or settlement of options or other derivative transactions and any other method permitted pursuant to applicable law, and any combination thereof.
(ii)Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.
(iii)Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.
(iv)Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
(v)Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or

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necessary to make the statements therein not misleading in light of the circumstances then existing.
(vi)Give written notice to the Holders: (A) when any registration statement filed pursuant to this Section 3.8 or any amendment thereto has been filed with the SEC and when such registration statement or any post-effective amendment thereto has become effective; (B) of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information; (C) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose; (D) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (E) of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).
(vii)Use commercially reasonable efforts to prevent the issuance of, or obtain the withdrawal of, any stop order suspending the effectiveness of any registration statement at the earliest practicable time.
(viii)Upon the occurrence of any event contemplated by Section 3.8(d)(v), 3.8(d)(vi)(E) or 3.8(e), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. If the Company notifies the Holders in accordance with Section 3.8(d)(vi)(E) to suspend the use of the prospectus until the requisite changes have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their reasonable best efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holders’ or underwriters’ possession. The total number of days that any such suspension may be in effect in any 12-month period shall not exceed ninety (90) days. The Company shall notify the Holders of the date of any anticipated termination of any such suspension period prior to such date.
(ix)Use commercially reasonable efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of Registrable Securities in book-entry form in accordance with any procedures reasonably requested by the Holders.

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(x)If an underwritten offering is requested pursuant to Section 3.8(a), enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by any managing underwriter, if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in “road shows” and similar marketing activities), (i) make such representations and warranties to the selling Holders and the managing underwriters, if any, with respect to the business of the Company and its Subsidiaries, the Registration Statement and prospectus in customary form, substance and scope, and, if true, confirm the same if and when requested, (ii) use commercially reasonable efforts to furnish the managing underwriters with opinions and “10b-5” letters of counsel to the Company, addressed to the managing underwriters, if any, covering the matters customarily covered in such opinions and letters in underwritten offerings, (iii) use its commercially reasonable efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company who have certified the financial statements included in such Registration Statement, addressed to each of the managing underwriters, if any, in customary form and covering matters of the type customarily covered in “cold comfort” letters, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings (provided that no Holder shall be obligated to provide any indemnity), and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement.
(x)Make available for inspection by a representative of the Holders, the managing underwriters, if any, and any attorneys or accountants retained by such Holders or managing underwriters, at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such representative, managing underwriters, attorney or accountant in connection with such Registration Statement.
(xi)Use commercially reasonable efforts to cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed.
(xii)If requested by the Holders of a majority of the Registrable Securities being registered or sold in connection therewith, or the managing underwriters, if any, promptly include in a prospectus supplement or amendment such information as such Holders or managing underwriters may reasonably request in order to permit the intended method of distribution of such securities, and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

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(xiii)Timely provide to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
(xiv)Suspension of Sales. Upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. The total number of days that any such suspension may be in effect in any 12-month period shall not exceed ninety (90) days. The Company shall notify the Holders prior to the anticipated termination of any such suspension period of the date of such anticipated termination.
(e)Indemnification.
(i)The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each Person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals incurred in connection with investigating, defending, settling, compromising or paying any such losses, claims, damages, actions, liabilities, costs and expenses), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement filed pursuant to this Section 3.8, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Indemnitee in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (A) an untrue statement or omission made in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee expressly for use in connection with such registration statement, including any such preliminary or final prospectus or any such amendments or supplements thereto, or (B) offers or sales effected by or on behalf of such Indemnitee “by means of” (as defined in Rule 159A under the Securities Act) a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Company. For the avoidance of doubt, no Holder shall be required to provide any indemnity in connection with any registered offering of Registrable Securities.

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(ii)Contribution. If the indemnification provided for in Section 3.8(e)(i) is unavailable to an Indemnitee with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 3.8(e)(ii) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 3.8(e)(i). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.
(f)No Inconsistent Agreements. The Company shall not, on or after the date hereof, enter into any agreement with respect to its securities that may impair the rights granted to the Holders under this Section 3.8 or that otherwise conflicts with the provisions hereof in any manner that may impair the rights granted to the Holders under this Section 3.8. In the event the Company has, prior to the date hereof, entered into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders under this Section 3.8 (including agreements that are inconsistent with the order of priority contemplated by Section 3.8(b)) or that may otherwise conflict with the provisions hereof, the Company shall use commercially reasonable efforts to amend such agreements to ensure they are consistent with the provisions of this Section 3.8. Any transaction entered into by the Company that would reasonably be expected to require the inclusion in a Registration Statement or any Company Report filed with the SEC of any separate financial statements pursuant to Rule 3-05 of Regulation S-X or pro forma financial statements pursuant to Article 11 of Regulation S-X shall include provisions requiring the Company’s counterparty to provide any information necessary to allow the Company to comply with its obligations under this Section 3.8.
(g)Assignment of Registration Rights. The rights of the Department to registration of Registrable Securities as a Holder pursuant to Section 3.8(a) or Section 3.8(b) (and the related provisions of this Section 3.8) may be assigned by the Department to a transferee or assignee of Registrable Securities in connection with a Transfer of Registrable Securities representing at least fifteen percent (15%) of the total number of Registrable Securities then outstanding; provided, that the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned. Any such assignee shall be deemed a “Holder” hereunder.
(h)Clear Market. With respect to any underwritten offering of Registrable Securities by any Holder pursuant to this Section 3.8, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Shelf Registration Statement (other than such registration or a Special Registration) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed thirty (30) days following the effective date of such offering, provided, that the foregoing shall not apply to sales

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under any at-the-market offering program in effect prior to the launch of such underwritten offering. The Company also agrees to cause such of its directors and senior executive officers to execute and deliver customary lock-up agreements in such form and for such time period up to thirty (30) days as may be requested by the managing underwriter.
(i)Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder shall not be available unless such securities are Registrable Securities.
(j)Certain Offerings by Holders. In the case of any securities held by a Holder that cease to be Registrable Securities solely by reason of clause (B) in the definition of “Registrable Securities” (i.e., they are eligible to be sold pursuant to Rule 144 without limitations), the provisions of Section 3.8(a) (with respect to underwritten offerings), clauses (iv) and (ix) through (xiii) of Section 3.8(d), Section 3.7, Section 3.8(f) and Section 3.8(h) shall continue to apply until such securities otherwise cease to be Registrable Securities. In any such case, an “underwritten offering” or other disposition shall include any distribution of such securities on behalf of such Holder by one or more broker-dealers, an “underwriting agreement” shall include any purchase agreement entered into by such broker-dealers, and any “registration statement” or “prospectus” shall include any offering document approved by the Company and used in connection with such distribution.
3.9Repurchase upon Award Agreement Termination for Convenience. Subject to the terms and conditions of this Agreement, if at any time prior to the end of the Award Period the Department terminates the Award Agreement for convenience pursuant to Article XI.A thereof, the Company shall have the right (exercisable by written notice to the Department delivered no earlier than 120 days, and no later than 150 days (unless otherwise agreed by the Department), following the end of the Award Period) to repurchase from the Department, at an aggregate purchase price of $1.00, that number of Shares held by the Department equal to (a) the total number of Shares issued to the Department pursuant to this Agreement (as adjusted to reflect any stock split, reverse stock split, stock dividend, combination, reclassification, recapitalization or other similar event affecting the Shares after the Closing), multiplied by (b) a percentage equal to (i) as of such exercise, the sum of the total amount of the Award that (x) the Company has not received, plus (y) the Company has returned to the Department prior to being applied to Eligible Project Costs, in each case in accordance with the Award Agreement, divided by (ii) the maximum total amount of the Award set forth in the Award Agreement. In the event the Company elects to exercise its repurchase right under this Section 3.9, the closing of such purchase shall occur as soon as reasonably practicable, but in any event no later than thirty (30) days after the Company's written notice of exercise delivered to the Department in accordance with this Section 3.9 (such period, the “Repurchase Closing Period”).  At such closing, the Department shall surrender any Shares purchased hereunder, duly endorsed, to the office or agency of the Company set forth on Exhibit A, or deliver such documents or take such actions provided for in the standard procedures of the Company’s transfer agent with respect to surrender of Shares held in book-entry, against receipt of such aggregate purchase price.

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3.10Form 8-K. No later than four (4) Business Days after the date of the Closing, the Company shall file a Current Report on Form 8-K describing all material terms of the transactions contemplated by the Transaction Agreements (the “Form 8-K Filing”). From and after the filing of the Form 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to the Department by the Company in connection with the transactions contemplated by this Agreement.
4.Miscellaneous.
4.1Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Department or the Company.
4.2Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
4.3Governing Law. This Agreement will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York (without giving effect to its conflict of laws principles (except Section 5-1401 of the New York General Obligations Law)) applicable to contracts made and to be performed entirely within such State. Each of the Company and the Department agrees (a) to submit to the exclusive general jurisdiction and venue of (i) the courts of the United States in the District of Columbia (including the U.S. Court of Federal Claims), (ii) the courts of the United States in the Southern District of the State of New York, and (iii) appellate courts from any of the foregoing, in each case for any civil action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or thereby, and (b) that notice may be served upon the Company and the Department in accordance with Section 4.7; provided, that nothing herein shall affect the right of the Department to effect service of process in any other manner permitted by law.
4.4Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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4.5Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
4.6Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs of this Agreement and exhibits and schedules attached to this Agreement, all of which exhibits and schedules are incorporated in this Agreement by reference.
4.7Notices.
(a)General. All notices and other communications given or made pursuant to this Agreement shall be in writing and sent by electronic mail and shall be deemed effectively given when sent, if sent during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day. All communications shall be sent to the respective parties at their address as set forth on Exhibit A, or to such address or e-mail address as subsequently modified by written notice to the other parties hereto given in accordance with this Section 4.7.
(b)Consent to Electronic Notice. The Department consents to the delivery of any stockholder notice pursuant to the DGCL, as amended or superseded from time to time, by electronic mail pursuant to Section 232 of the DGCL (or any successor thereto) at the e-mail address set forth below the Department’s name on Exhibit A as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic mail is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each party agrees to promptly notify the other parties of any change in its e-mail address, and that failure to do so shall not affect the foregoing.
4.8Fees and Expenses. The Company shall pay all reasonable and documented out-of-pocket expenses incurred by the Department (including the reasonable fees, charges and disbursements of any counsel for the Department) in connection with the preparation, negotiation, execution, delivery and administration of the Transaction Agreements, any other agreements or documents executed in connection therewith, or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated). Any reasonable fees, charges and disbursements of counsel for the Department that are payable by the Company pursuant to this Section 4.8 shall be paid directly by the Company to such counsel upon receipt of an invoice documenting such fees, charges and disbursements, without requiring prior payment or reimbursement by or through the Department.

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4.9Costs of Enforcement. All reasonable and documented out-of-pocket expenses incurred by the Department (including the fees, charges and disbursements of any counsel for the Department), in connection with the enforcement of its rights under the Transaction Agreements, any other agreements or documents executed in connection therewith, or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated thereby shall be consummated), including all such out-of-pocket expenses incurred during any workout, restructuring, negotiations or enforcement in respect of the Transaction Agreements and other agreements or documents executed in connection therewith, shall be borne by the Company.
4.10Specific Performance. The parties acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations under Section 3.2 and Section 3.8 and that the Department and the Holders from time to time would be irreparably harmed by any such failure, and accordingly agree that the Department and such Holders, in addition to any other remedy to which they may be entitled at law or in equity, to the fullest extent permitted and enforceable under applicable law, shall be entitled to compel specific performance of the obligations of the Company under Section 3.2 and Section 3.8 in accordance with the terms and conditions of Section 3.2 and Section 3.8.
4.11Amendments and Waivers. Except as otherwise specifically set forth in this Agreement, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Department. Any amendment or waiver effected in accordance with this Section 4.11 shall be binding upon the Department and each transferee of the Shares.
4.12Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
4.13Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
4.14Entire Agreement. This Agreement (including the Exhibits hereto) and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly cancelled.

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4.15No Commitment for Additional Financing. The Company acknowledges and agrees that the Department has not made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than as set forth in the Award Agreement and subject to the conditions set forth therein. In addition, the Company acknowledges and agrees that (a) no statements, whether written or oral, made by the Department or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (b) the Company shall not rely on any such statement by the Department or its representatives, and (c) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by the Department and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. The Department shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.
4.16[Reserved.]
4.17Construction. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein”, “hereto”, “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) words importing the singular shall also include the plural, and vice versa; (c) the words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation”; (d) references to “$” shall be references to United States dollars; (e) the word “or” is disjunctive but not necessarily exclusive; (f) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (g) the word “day” means calendar day unless business day is expressly specified; (h) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (i) all references to Sections or Schedules are to Sections and Schedules of this Agreement; and (j) all references to any law will be to such law as amended, supplemented or otherwise modified from time to time. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. Documents, materials and information are deemed to have been “made available” or “furnished” to the Department, if such documents, materials or information were, at least one (1) Business Day prior to the date hereof, (i) available for review by such Person, its Affiliates and its representatives through the electronic data room in connection with the transactions contemplated under the Transaction Agreements, or (ii) otherwise provided in writing (including by electronic mail) by or on behalf of the Company to such Person or any of its Affiliates or representatives (it being understood that information conveyed solely orally, including by telephone or in-person presentation, shall not be deemed “made available” or “furnished”).

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4.18Interpretation. This Agreement and the other Transaction Agreements are the result of negotiations between sophisticated parties and have been reviewed by each party and their respective counsel. Accordingly, each Transaction Agreement shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against any party. For the avoidance of doubt, this Agreement, the other Transaction Agreements, and the issuance of the securities contemplated in connection therewith are not intended to and do not exert control over the Company such that the Company is acting as an agency of the United States.  It is acknowledged and agreed that the terms of this Agreement and the other Transaction Agreements shall be so interpreted and applied.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Securities Issuance Agreement as of the date first written above.
COMPANY:    D-WAVE QUANTUM INC.
By: /s/ Alan Baratz
Name: Alan Baratz
Title: Chief Executive Officer
DEPARTMENT:    UNITED STATES DEPARTMENT OF COMMERCE
By: /s/ Bill Frauenhofer
Name: /s/ Bill Frauenhofer
Title: Executive Director
Semiconductor Innovation and Investment

EXHIBIT A

Item 1
Shares
Stock: Common stock, $0.0001 par value per share
Initial number of Shares:    7,095,721
Item 2
Company notice information:
D-Wave Quantum Inc.
2650 East Bayshore Road
Palo Alto, California 94303
Attention: Legal Department
Email: legal@dwavesys.com
with a simultaneous copy for any notice (which shall not constitute notice) to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention: Adam Givertz
Email: agivertz@paulweiss.com
Item 3
Department notice information:
Attention:    CRDO Director
Email:        research@chips.gov

with a copy to:
United States Department of Commerce
1401 Constitution Avenue, NW
Washington, D.C. 20230
Attention:    CRDO Director

EXHIBIT B
DISCLOSURE SCHEDULE
[***]

EXHIBIT C
FORM OF OPINION
[See attached.]
[***]